Exhibit 99.4

LETTER TO CLIENTS

Offer by

MALBEC ACQUISITION CORP.,

a wholly owned subsidiary of

SALESFORCE.COM, INC.

to Exchange Each Outstanding Share of Class A Common Stock and Class B Common Stock of

MULESOFT, INC.

for

$36.00 in cash

and

0.0711 of a share of common stock of salesforce.com, inc.

(subject to the terms and conditions described in the prospectus/offer to exchange and the letter of transmittal)

THE OFFER AND THE WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK TIME, AT THE END OF MAY 1, 2018, UNLESS EXTENDED OR TERMINATED. SHARES TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE OFFER.

April 2, 2018

To Our Clients:

Enclosed for your consideration are a prospectus/offer to exchange and related letter of transmittal in connection with the offer by Malbec Acquisition Corp. (the “Offeror”), a Delaware corporation and a wholly owned subsidiary of salesforce.com, inc., a Delaware corporation (“Salesforce”), to exchange for each outstanding share of Class A common stock of MuleSoft, Inc., a Delaware corporation (“MuleSoft”), par value $0.000025 per share (“MuleSoft Class A Common Stock”), and Class B common stock of MuleSoft, par value $0.000025 per share (“MuleSoft Class B Common Stock”):

•	$36.00 in cash; and

•	0.0711 of a share of common stock of Salesforce, par value $0.001 per share (“Salesforce Common Stock”), together with cash in lieu of any fractional shares of Salesforce Common Stock;

in each case, without interest and less any applicable withholding taxes (such offer, on the terms and subject to the conditions and procedures described in the prospectus/offer to exchange and the letter of transmittal, together with any amendments or supplements thereto, the “Offer”).

With respect to shares of MuleSoft Class A Common Stock, we (or our nominees) are the holder of record of such shares of MuleSoft Class A Common Stock held by us for your account. A tender of such shares of MuleSoft Class A Common Stock can be made only by us as the holder of record and pursuant to your instructions. With respect to such shares of MuleSoft Class A Common Stock, the enclosed letter of transmittal is furnished to you for your information only and cannot be used by you to tender shares of MuleSoft Class A Common Stock held by us for your account. Accordingly, we request instructions as to whether you wish us to tender pursuant to the Offer any or all of such shares of MuleSoft Class A Common Stock held by us for your account.

IF YOU ARE THE HOLDER OF RECORD OF ANY SHARES OF MULESOFT CLASS B COMMON STOCK, YOU MUST COMPLETE A LETTER OF TRANSMITTAL THAT IS BEING PROVIDED TO YOU SEPARATELY TO TENDER SUCH SHARES OF MULESOFT CLASS B COMMON STOCK.

We urge you to read the enclosed prospectus/offer to exchange and the related letter of transmittal regarding the Offer carefully before instructing us to tender your shares of MuleSoft Class A Common Stock.

If you wish to have us tender any or all of your shares of MuleSoft Class A Common Stock held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth on the back page of this letter. You should also complete, sign and return an IRS Form W-9 or an appropriate IRS Form W-8, as applicable, to us. An envelope to return your instructions to us is enclosed. If you authorize tender of your shares of MuleSoft Class A Common Stock, all such shares of MuleSoft Class A Common Stock owned by you will be tendered unless otherwise specified in your instructions. YOUR INSTRUCTIONS AND THE IRS FORM W-9 OR IRS FORM W-8, AS APPLICABLE, SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

Instructions with Respect to the Offer to Exchange

The undersigned acknowledge(s) receipt of your letter and the enclosed prospectus/offer to exchange and the related letter of transmittal in connection with the offer by Malbec Acquisition Corp. (the “Offeror”), a Delaware corporation and an indirect wholly owned subsidiary of salesforce.com, inc., a Delaware corporation (“Salesforce”), for each outstanding share of Class A common stock of MuleSoft, Inc., a Delaware corporation (“MuleSoft”), par value $0.000025 per share (“MuleSoft Class A Common Stock”), and Class B common stock of MuleSoft, par value $0.000025 per share (“MuleSoft Class B Common Stock”):

•	$36.00 in cash; and

•	0.0711 of a share of common stock of Salesforce, par value $0.001 per share (“Salesforce Common Stock”), together with cash in lieu of any fractional shares of Salesforce Common Stock;

in each case, without interest and less any applicable withholding taxes (such offer, on the terms and subject to the conditions and procedures described in the prospectus/offer to exchange and the letter of transmittal, together with any amendments or supplements thereto, the “Offer”).

Check the box if the undersigned wishes to tender ALL of the undersigned’s shares of MuleSoft Class A Common Stock:

☐	CHECK HERE TO TENDER ALL SHARES OF MULESOFT CLASS A COMMON STOCK

Check the box if the undersigned wishes to tender SOME of the undersigned’s shares of MuleSoft Class A Common Stock:

☐	CHECK HERE TO TENDER THE FOLLOWING NUMBER OF SHARES:

            SHARES OF MULESOFT CLASS A COMMON STOCK*

•	If left blank, or if the undersigned checked the box to tender all of the undersigned’s shares of MuleSoft Class A Common Stock above, it will be assumed that all shares of MuleSoft Class A Common Stock held by us for the undersigned’s account are to be tendered. If the undersigned checked the box to tender all of the undersigned’s shares of MuleSoft Class A Common Stock above, any number entered in this section will be disregarded.

The method of delivery of this document is at the risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

ACCOUNT NUMBER:

Dated: , 2018

(Signature(s))

(Please Print Name(s)

Address(es):

Area code and telephone number(s) :

Taxpayer Identification or Social Security No.(s)

PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING THE UNDERSIGNED’S ACCOUNT, NOT TO THE EXCHANGE AGENT, INFORMATION AGENT, SALESFORCE, THE OFFEROR OR MULESOFT.